Exhibit 4.1

Execution Version

SUPPLEMENTAL TRUST DEED

TO THE

AMENDED AND RESTATED TRUST DEED

RELATING TO AUSTRALIAN DOLLAR DENOMINATED

COVERED BONDS ISSUED UNDER THE

GLOBAL COVERED BOND PROGRAMME

OF

ROYAL BANK OF CANADA

AUGUST 7, 2013

ROYAL BANK OF CANADA
as Issuer

and

RBC COVERED BOND GUARANTOR
LIMITED PARTNERSHIP
as Guarantor

and

COMPUTERSHARE TRUST COMPANY OF CANADA
as Bond Trustee

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATIONS	2

2.	AMOUNT AND ISSUE OF THE AUSTRALIAN COVERED BONDS	3

3.	FORM OF THE AUSTRALIAN COVERED BONDS	5

4.	PERSONS TO BE TREATED AS COVERED BONDHOLDERS	5

5.	FEES, DUTIES AND TAXES	5

6.	COVENANT OF COMPLIANCE	5

7.	APPLICATION OF MONEYS	5

8.	AMENDMENT TO THE TRUST DEED	6

9.	POWERS OF THE BOND TRUSTEE	6

10.	BOND TRUSTEE’S LIABILITY	6

11.	BOND TRUSTEE’S POWERS TO BE ADDITIONAL	6

12.	COVERED BONDHOLDER COMMUNICATIONS AND REPORTS	6

13.	AMENDMENTS AND WAIVER	7

14.	GOVERNING LAW	7

15.	COUNTERPARTS	7

(i)

THIS SUPPLEMENTAL TRUST DEED (this “Supplemental Trust Deed”) is made as of August 7, 2013.

(1)	Royal Bank of Canada, a Canadian chartered bank having its executive offices at Royal Bank Plaza, South Tower, 8th Floor, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 (the “Issuer”);

(2)
RBC Covered Bond Guarantor Limited Partnership, a limited partnership constituted under the Limited Partnership Act (Ontario) and having its principal place of business at 155 Wellington Street, West, 14th Floor, Toronto, Ontario, Canada M5V 3K7, herein represented by its managing general partner, RBC Covered Bond GP Inc. (the “Guarantor LP”); and

(3)
Computershare Trust Company of Canada, a company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada M5J 2Y1 (in its capacity as the Bond Trustee for the Covered Bondholders, the Receiptholders and the Couponholders, the “Bond Trustee” which expressions shall, wherever the context so admits, include such company and all other persons or companies for the time being the bond trustee or bond trustees) as bond trustee for the Covered Bondholders, the Receiptholders and the Couponholders.

WHEREAS:

(1)
The Issuer has established a Programme pursuant to which the Issuer may from time to time issue Covered Bonds pursuant to the amended and restated Trust Deed dated as of July 25, 2013, between each of the parties hereto (as the same may be amended, restated, or supplemented, including as supplemented by this Supplemental Trust Deed, the “Trust Deed”) and Covered Bonds up to the Programme Limit may be issued pursuant to the Programme.

(2)
The Guarantor LP has agreed to guarantee all Covered Bonds issued under the said Programme and all other amounts payable by the Issuer in the circumstances and on the terms described in the Trust Deed.

(3)	The Bond Trustee has agreed to act as bond trustee for the benefit of the Covered Bondholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of the Trust Deed.

(4)
The Issuer wishes to provide for the issue of Australian dollar denominated Covered Bonds (the “Australian Covered Bonds”), governed by the law in force in New South Wales, Australia, in the Australian domestic capital market under the Programme by executing this Supplemental Trust Deed and, pursuant to this Supplemental Trust Deed, executing a deed poll (the “Australian Deed Poll”) in the form attached hereto as Schedule 1 which shall set out the terms and conditions of the Australian Covered Bonds (as may be supplemented, modified or replaced by the applicable Pricing Supplement for such Australian Covered Bonds, the “Australian Conditions”) and those conditions in Schedule 1 of the Trust Deed (as may be supplemented, modified or replaced by the applicable Pricing Supplement for such Australian Covered Bonds, the “Programme Conditions”) which apply to such Australian Covered Bonds.

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(5)	The parties hereto wish to make a clarifying amendment to the Trust Deed.

NOW THIS SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	Definitions and Interpretations

1.1	In this Supplemental Trust Deed unless there is anything in the subject or context inconsistent therewith the following shall apply:

(a)	words denoting the singular shall include the plural and vice versa;

(b)	words denoting one gender only shall include the other genders; and

(c)	words denoting persons only shall include firms and corporations and vice versa.

1.2	(a)
All references herein and in the Australian Deed Poll to principal and/or principal amount and/or interest in respect of the Australian Covered Bonds or to any moneys payable by the Issuer or the Guarantor LP hereunder shall, unless the context otherwise requires, be construed in accordance with Condition 8.04.

(b)
All references herein to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re enactment.

(c)
All references herein to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than the Province of Ontario, Canada, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to herein.

(d)	Unless the context otherwise requires, words or expressions used in the trust presents shall bear the same meanings as in the Bank Act (Canada).

(e)
In this Supplemental Trust Deed, references to Schedules, Clauses, sub clauses, paragraphs and sub paragraphs shall be construed as references to the Schedules to this Supplemental Trust Deed and to the Clauses, sub clauses, paragraphs and sub paragraphs of this Supplemental Trust Deed respectively unless expressly provided otherwise.

(f)	In this Supplemental Trust Deed, tables of contents and Clause headings are included for ease of reference and shall not affect the construction hereof.

(g)	A reference to a particular “Condition” herein, except where expressed otherwise, shall be a reference to the correspondingly numbered Australian Condition.

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1.3
The amended and restated master definitions and construction agreement dated July 25, 2013 made between, inter alia, the parties to this Trust Deed (as the same may be amended, restated, varied or supplemented from time to time with the consent of the parties thereto, the “Master Definitions and Construction Agreement”) is expressly and specifically incorporated into this Supplemental Trust Deed and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, restated, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Supplemental Trust Deed, including the recitals hereto and this Supplemental Trust Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Definitions and Construction Agreement. In the event of inconsistency between the Master Definitions and Construction Agreement and this Supplemental Trust Deed, this Supplemental Trust Deed shall prevail.

1.4
Except as otherwise provided herein, the terms of the Trust Deed shall apply to the Australian Covered Bonds and the Trust Deed and the Australian Deed Poll shall be read and construed, in relation to the Australian Covered Bonds, as one document.

1.5
All references to “Covered Bonds” in the Trust Deed and Master Definitions and Construction Agreement shall be interpreted as including Australian Covered Bonds as constituted under the Australian Deed Poll unless otherwise specified in this Supplemental Trust Deed.

1.6
The Australian Conditions and the Programme Conditions shall apply to the Australian Covered Bonds and for greater certainty, shall be the Conditions of the relevant Australian Covered Bonds, for the purposes of the Trust Deed.

1.7
Notwithstanding that the Australian Covered Bonds will be governed by and construed in accordance with the law in force in New South Wales, Australia, the Programme Conditions, specified as applicable to the Australian Covered Bonds in Schedule 1 to the Australian Deed Poll, in each case as supplemented, modified or replaced by the applicable Pricing Supplement, are governed by, and shall be construed in accordance with, the law in force in the Province of Ontario and the federal laws of Canada applicable therein.

1.8
In the event of any inconsistency among the provisions of any of the Pricing Supplement, the Australian Deed Poll, this Supplemental Trust Deed and the Trust Deed  relating solely to the Australian Covered Bonds, the provisions of such agreements shall prevail in the following order (with the first referenced prevailing over the next referenced and so on): Pricing Supplement, the Australian Deed Poll, this Supplemental Trust Deed and the Trust Deed.

2.	Amount and Issue of the Australian Covered Bonds

2.1	Australian Deed Poll:

(a)
The Australian Covered Bonds: (i) will be issued in Series pursuant to an Australian Deed Poll in the form set out in Schedule 1 hereto in an aggregate nominal amount from time to time outstanding together with any other outstanding Covered Bonds not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 2 of the Dealership Agreement shall apply; (ii) are constituted pursuant to such Australian Deed Poll; and (iii) are in registered uncertificated (or inscribed) form as evidenced by entries in a register (the “Australian Register”) maintained by BTA Institutional Services Australia Limited (or such other person appointed by the Issuer from time to time to perform such function) (the “Australian Agent”) on behalf of the Issuer.

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(b)	For greater certainty, paragraphs 2.1(b) and (c) of the Trust Deed, as applicable, shall apply to the issuance of any Australian Covered Bonds.

2.2	Covenant to repay principal and to pay interest:

(a)
Pursuant to the Australian Deed Poll, the Issuer has undertaken with the Bond Trustee (for the benefit of each Holder and itself) and each Holder to in accordance with the applicable Conditions of the relevant Australian Covered Bonds and the Trust Deed to pay principal, interest and any other amounts payable in respect of each Australian Covered Bond held by each Holder (subject to sub Clause 2.4 of the Trust Deed) (the “Covenant to Pay”). For greater certainty, the Covenant to Pay shall be subject to paragraphs 2.2(a) to (d) of the Trust Deed.

(b)
The parties hereto acknowledge that: (i) the Australian Covered Bonds are constituted by the Australian Deed Poll; (ii) the Issuer has provided the Covenant to Pay pursuant to the Australian Deed Poll; and (iii) the Bond Trustee holds the benefit of the Covenant to Pay as well as the benefit of the other covenants in the Australian Deed Poll and in the Trust Deed in trust for the Holders of the Australian Covered Bonds, among others in the case of the Trust Deed, pursuant to the Australian Deed Poll and the Trust Deed.

(c)
Notwithstanding paragraph (b) to this sub Clause 2.2, for the purposes of the Trust Deed as it relates to the Australian Covered Bonds, references to the Trust Deed shall be interpreted as references to the Trust Deed, this Supplemental Trust Deed and the Australian Deed Poll and, with respect to the Trust Deed, the words “herein”, “hereof”, “hereunder” in the Trust Deed and similar words referencing the Trust Deed shall be construed as references to the Trust Deed, this Supplemental Trust Deed and the Australian Deed Poll.

2.3	Separate Series:

For the purposes of Clause 2.7 of the Trust Deed, Programme Condition 7 (Events of Default), (insofar as it relates to a Programme Resolution) Programme Condition 13 (Meetings of Holders of Covered Bonds, Modification and Waiver), Clauses 10.1, 17(n), 23 and 25 of the Trust Deed and (insofar as it relates to Programme Condition 7 (Events of Default) or to a Programme Resolution or Clauses 10.1, 23 or 25 of the Trust Deed) Schedule 4 to the Trust Deed, the Australian Covered Bonds together with all other Series of Covered Bonds shall be deemed to constitute a single Series and the provisions of such Programme Conditions and Clauses shall apply to the Australian Covered Bonds together with all other Series of Covered Bonds together as if they constituted a single Series. In such Clauses and Schedule the expressions “Covered Bonds” and “Covered Bondholders” shall be construed accordingly.

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3.	Form of the Australian Covered Bonds

The Australian Covered Bonds shall, in accordance with Clause 3.5 of the Trust Deed, be in registered uncertificated (as inscribed) form and shall be constituted by the Australian Deed Poll as evidenced by entries by inscription in the Australian Register. Title to the Australian Covered Bonds shall pass in the manner, and subject to the requirements, set out in Condition 2.

4.	Persons to be treated as Covered Bondholders

(a)	The registered Holder of an Australian Covered Bond will be treated for all purposes as the sole absolute owner of the Australian Covered Bond.

(b)	The provisions in paragraphs 3.7(b) of the Trust Deed shall not be applicable to Australian Covered Bonds.

5.	Fees, Duties and Taxes

Without limiting Clause 4 of the Trust Deed, the Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable in Australia, or in any state or territory thereof, in connection with the execution and delivery of this Supplemental Trust Deed and the Australian Deed Poll.

6.	Covenant of Compliance

Without limiting Clause 5 of the Trust Deed, each of the Issuer and the Guarantor LP covenants with the Bond Trustee that it will comply with and perform and observe all the provisions hereof and of the Australian Deed Poll which are expressed to be binding on it. In respect of Australian Covered Bonds, the Conditions shall be binding on the Issuer, the Guarantor LP and the Holders of the Australian Covered Bonds. The Bond Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor LP under the Australian Covered Bonds in the manner therein provided as if the same were set out and contained in the Trust Deed, which shall be read and construed as one document with the Australian Deed Poll and Australian Covered Bonds. The Bond Trustee shall hold the benefit of this covenant upon trust for itself and the Holders of the Australian Covered Bonds according to its and their respective interests.

7.	Application of Moneys

All moneys received by the Bond Trustee from the sources described in the first paragraph of Clause 11.1 of the Trust Deed, regardless of whether received pursuant to the Trust Deed or the Australian Deed Poll, shall be treated in the same manner and in accordance with the provisions of Clause 11 (Application of Moneys) of the Trust Deed. For greater certainty, any moneys received pursuant to this Supplemental Trust Deed or the Australian Deed Poll including Excess Proceeds shall, for the purposes of the Trust Deed, be considered moneys received pursuant to the Trust Deed and applied in accordance with the provisions of the Trust Deed applicable to such moneys and/or Excess Proceeds, as applicable.

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8.	Amendment to the Trust Deed

Programme Condition 7.02 para 1  and 7.03 paras 1 and 2 are hereby amended by replacing the words “converted into Euros at the rate specified in the applicable Final Terms” with the words  "converted into Euros at the Euro Conversion Rate specified in the applicable Final Terms".

9.	Powers of the Bond Trustee

Without limiting Clause 17 (Powers of the Bond Trustee) of the Trust Deed, which shall apply to any action in respect of this Supplemental Trust Deed and the Australian Deed Poll and in respect of any Australian Covered Bonds, mutatis mutandis,  the Bond Trustee shall have absolute and uncontrolled discretion as to the exercise or non exercise of its trusts, powers, authorities and discretions under this Supplemental Trust Deed and the Australian Deed Poll (the exercise or non exercise of which as between the Bond Trustee and the Holders of Australian Covered Bonds shall be conclusive and binding on the Holders of  Australian Covered Bonds) and shall not be responsible for any Liability which may result from their exercise or non exercise and in particular the Bond Trustee shall not be bound to act at the request or direction of the Holders of Australian Covered Bonds or otherwise under any provision of this Supplemental Trust Deed or the Australian Deed Poll or to take at such request or direction or otherwise any other action under any provision of this Supplemental Trust Deed or the Australian  Deed Poll, without prejudice to the generality of Clause 10.1 of the Trust Deed, unless it shall first be indemnified and/or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

10.	Bond Trustee’s Liability

Without limiting Clause 18.2, nothing in this Supplemental Trust Deed or the Australian Deed Poll shall in any case in which the Bond Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions hereof conferring on it any trusts, powers, authorities or discretions exempt the Bond Trustee from or indemnify it against any liability for breach of trust.

11.	Bond Trustee’s Powers to be Additional

The powers conferred upon the Bond Trustee hereby shall be in addition to any powers which may from time to time be vested in the Bond Trustee by the general law or as a Holder of any of the Australian Covered Bonds.

12.	Covered Bondholder Communications and Reports

Notices to be given to Holders of the Australian Covered Bonds pursuant to the terms of the Trust Deed, this Supplemental Trust Deed or the Australian Deed Poll shall be given in accordance with Condition 14 (Notices) or as otherwise provided by the relevant Pricing Supplement.

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13.	Amendments and Waiver

Subject to the terms of Clause 20 of the Trust Deed, and except as otherwise expressly provided in this Supplemental Trust Deed, the provisions in this Supplemental Trust Deed (i) may be amended or modified only by written agreement of all of the parties hereto, and (ii) may be waived only by written agreement by each of the parties hereto adversely affected by such wavier, and if any such amendment or waiver is determined to be material in the opinion of the Guarantor LP, Rating Agency Confirmation shall be required in respect thereof. The Guarantor LP (or the Cash Manager on its behalf) shall deliver notice to the Rating Agencies of any amendment or waiver which does not require Rating Agency Confirmation provided that failure to deliver such notice shall not constitute a breach of the obligations of the Guarantor LP under the Trust Deed  or this Supplemental Trust Deed. This Supplemental Trust Deed (and the benefits and obligations contained in it) may not be assigned by any party without the prior written consent of each of the other parties hereto and Rating Agency Confirmation having been obtained in respect of such assignment.

14.	Governing Law

This Supplemental Trust Deed is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

15.	Counterparts

This Supplemental Trust Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Supplemental Trust Deed may enter into the same by executing and delivering a counterpart.

[The Remainder of this page is intentionally left blank]

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IN WITNESS whereof this Supplemental Trust Deed has been executed as a supplemental deed by the Issuer, the Guarantor LP and the Bond Trustee and delivered on the date first stated on page 1.

ROYAL BANK OF CANADA

Per:	/s/ James Salem
Name: James Salem
Title: Executive Vice-President and Treasurer

Per:	/s/ David Power
Name: David Power
Title: Vice-President, Corporate Treasury

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its managing general partner, RBC COVERED BOND GP INC.

Per:	/s/ David Power
Name: David Power
Title: President

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer

Per:	/s/ Ann Samuel
Name: Ann Samuel
Title: Associate Trust Officer

Signature Page to Supplemental Trust Deed

SCHEDULE 1
FORM OF AUSTRALIAN DEED POLL

[See Attached.]

Dated  7 August 2013

Australian Deed Poll

Royal Bank of Canada
(a Canadian chartered bank)

in relation to Australian Covered Bonds issued from time to time pursuant to the Global Covered Bond Programme (“Programme”) of Royal Bank of Canada (“Issuer”)

THE AUSTRALIAN COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CANADA MORTGAGE AND  HOUSING CORPORATION ("CMHC") NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.  THE AUSTRALIAN COVERED BONDS ARE NOT INSURED OR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

The Australian Covered Bonds constituted under this Deed have not been, and will not be, registered under the United States Securities Act of 1933, as amended (Securities Act) or the securities laws of any state in the United States.  The Australian Covered Bonds may not be offered or sold at any time within the United States or to, or for the account of, U.S. persons (as defined in Regulation S under the Securities Act), unless the Australian Covered Bonds are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

The Issuer is registered in Australia as a “Foreign Company (Overseas)” and is a foreign “authorised deposit-taking institution” (“foreign ADI”) as that term is defined under the Banking Act 1959 of the Commonwealth of Australia (“Banking Act”) in the category of a “Branch of a Foreign Bank”.  As a foreign ADI, the Issuer is regulated by the Australian Prudential Regulation Authority (“APRA”) in accordance with the Banking Act.  However, the depositor protection provisions of Division 2 of Part II of the Banking Act do not apply to the Issuer. The Issuer’s indebtedness in respect of the Australian Covered Bonds is affected by applicable laws which include (but are not limited to) section 11F of the Banking Act and section 86 of the Reserve Bank Act 1959 of the Commonwealth of Australia. Section 11F of the Banking Act provides that, in the event that the Issuer (whether in or outside Australia) suspends payment or becomes unable to meet its obligations, the assets of the Issuer in Australia are to be available to meet its liabilities in Australia in priority to all other liabilities of the Issuer.  Section 86 of the Reserve Bank Act provides that, notwithstanding anything contained in any law relating to the winding-up of companies, but subject to subsection 13A(3) of the Banking Act (which does not apply to the Issuer as a foreign ADI), debts due to the Reserve Bank of Australia by a foreign ADI shall, in the winding-up of the Issuer, have priority over all other debts of the Issuer.

Norton Rose Fulbright Australia Level 18 Grosvenor Place 225 George Street Sydney NSW 2000 Telephone: +61 2 9330 8000 www.nortonrosefulbright.com Our ref: 2788893:PXK:NBW:CY

Contents

1	Definitions and interpretation	3
2	The Australian Covered Bonds	6
3	Rights and obligations of Holders	7
4	Governing law	10
Schedule 1 Conditions		13

© Norton Rose Fulbright Australia

Deed Poll dated 7 August 2013

Issuer	Royal Bank of Canada

Organisation type	A Canadian chartered bank

Executive Offices of the Issuer	Royal Bank Plaza South Tower, 8th Floor 200 Bay Street Toronto, Ontario Canada M5J 2J5

Fax	+1 416 974 1368

Attention	Managing Director, Capital & Term Funding, Corporate Treasury

Recitals

A
The Issuer has established the Programme pursuant to which the Issuer from time to time may issue debt securities in the form of covered bonds pursuant to the Trust Deed and the other Transaction Documents.

B	Under the Programme, the Issuer proposes to issue Australian Covered Bonds from time to time in the Australian wholesale domestic capital market.

C
The Issuer, the Guarantor LP and the Bond Trustee have entered into a supplemental trust deed that supplemented the Trust Deed to (i) provide for the creation and issuance of Australian Covered Bonds pursuant to this Deed and (ii) set out the Conditions of the Programme applicable to the Australian Covered Bonds.  The Holders also have the benefit of, and are subject to, certain additional provisions set forth in the Trust Deed, Agency Agreement and other Transaction Documents.

General terms

1	Definitions and interpretation

1.1	Definitions

In this Deed, terms which are defined in (or incorporated by reference in) the Conditions have the same meaning when used in this Deed unless the same term is also defined in this Deed, in which case the definition in this Deed prevails and the following meanings apply unless the contrary intention appears:

(1)
Australian Agent means BTA Institutional Services Australia Limited (ABN 48 002 916 396) or such other agent as is specified in the applicable Pricing Supplement or appointed in accordance with the Conditions or the Agency Agreement;

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(2)
Australian Covered Bonds means each Australian Covered Bond (as defined in the Conditions) of the Issuer as described in the applicable Pricing Supplement and owing under this Deed, the details of which are recorded on, and evidenced by, inscription in the Australian Register;

(3)	Australian Register means the register maintained by the Australian Registrar in accordance with the Conditions and the Agency Agreement;

(4)
Australian Registrar means BTA Institutional Services Australia Limited (ABN 48 002 916 396) or such other registrar as is specified in the applicable Pricing Supplement or appointed in accordance with the Conditions or the Agency Agreement;

(5)	Conditions means in respect of an Australian Covered Bond, the terms and conditions set out in Schedule 1 to this Deed as replaced, modified and/or supplemented by the relevant Pricing Supplement; and

(6)	Programme means the €23,000,000,000 Global Covered Bond Programme of the Issuer (as amended, increased and updated from time to time).

1.2	References to certain general terms

In this Deed, unless the contrary intention appears, a reference to:

(1)	one gender includes the others;

(2)	the singular includes the plural and the plural includes the singular;

(3)	a group of persons is a reference to any two or more of them jointly and to each of them individually;

(4)	a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

(5)	a party to this Deed or another agreement or document includes the party's executors, administrators, successors and permitted substitutes or assigns;

(6)	a statute, regulation or provision of a statute or regulation (“Statutory Provision”) includes:

(a)	that Statutory Provision as amended or re-enacted;

(b)	a statute, regulation or provision enacted in replacement of that Statutory Provision; and

(c)	another regulation or other statutory instrument made or issued under that Statutory Provision;

(7)	this Deed includes any annexure or schedule to it;

(8)	a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Deed;

(9)	an agreement or document (including this Deed) is to the agreement or document as amended, novated, supplemented or replaced, except to the extent prohibited by this Deed;

(10)	"writing" includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form;

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(11)	conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing;

(12)
an "asset" includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset;

(13)
an amount for which a person is contingently liable includes, without limitation an amount that that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise;

(14)	an obligation includes any warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(15)	payment includes repayment, discharge or satisfaction;

(16)	where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning;

(17)	headings and any table of contents or index are for convenience only and do not form part of this Deed or affect its interpretation;

(18)
a provision of this Deed must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the document or the inclusion of the provision in the document;

(19)
law means common law, principles of equity and laws made by any parliament (and laws made by parliament include federal, state or territory laws and regulations and other instruments under them and consolidations of any of them);

(20)
a directive means a treaty, an official directive, request, regulation, guideline or policy (whether or not having the force of law) with which responsible participants in the relevant market generally comply;

(21)	“Australian dollars”, “AUD” or “A$” are references to the lawful currency of Australia;

(22)	a time of day is a reference to Sydney time;

(23)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(24)	an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

(25)	a reference to the “Corporations Act” is to the Corporations Act 2001 of Australia;

(26)	anything (including any amount) is a reference to the whole and each part of it; and

(27)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

1.3	Relationship with the Trust Deed

(1)
The Trust Deed provides for, among other things, the appointment of the Bond Trustee and, if the Issuer wishes to create Australian Covered Bonds, the execution and delivery of an Australian Deed Poll pursuant to which Australian Covered Bonds may be created.

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(2)
This Deed is an Australian Deed Poll for the purpose of the Trust Deed. In the event of any inconsistency between the provisions of this Deed and the provisions of the Trust Deed, or where compliance with a provision of this Deed would prevent compliance with a provision of the Trust Deed, the provisions of this Deed will, to the extent allowed by law, prevail.

(3)	If this Deed and the Trust Deed include equivalent provisions, satisfaction by the Issuer of the provisions of this Deed will also constitute satisfaction of the equivalent terms under the Trust Deed.

2	The Australian Covered Bonds

2.1	Creation of Australian Covered Bonds

(1)	The obligations of the Issuer under each Australian Covered Bond are constituted by, and owing under, this Deed and will be subject to the Conditions for that Australian Covered Bond.

(2)	Each Australian Covered Bond will be issued in registered uncertificated form and evidenced by entry in the Australian Register.

(3)
Title to an Australian Covered Bond passes only on due registration in the Australian Register maintained by the Australian Registrar and only the duly registered Holder is entitled to any payment in respect of that Australian Covered Bond in accordance with the Conditions.

(4)
The Australian Covered Bonds constituted under this Deed are a “Series” of Covered Bonds, as specified in the applicable Pricing Supplement and as that term is used in the other Transaction Documents and the Trust Deed.

2.2	Undertakings to pay and comply with Conditions

The Issuer irrevocably undertakes with the Bond Trustee (for the benefit of each Holder and itself) and each Holder to:

(1)
pay principal, interest and any other amounts payable in respect of each Australian Covered Bond held by each Holder in accordance with the applicable Conditions of the relevant Australian Covered Bond and the Trust Deed (subject to sub Clause 2.4 of the Trust Deed) (the “Covenant to Pay”).  For greater certainty, the Covenant to Pay shall be subject to paragraphs 2.2(a) to (d) of the Trust Deed; and

(2)	comply with the other Conditions of each Australian Covered Bond.

2.3	Compliance with law

The Issuer may only issue Australian Covered Bonds if:

(1)	in the case of any offer or invitation or issue made in, into or from Australia (including an offer, invitation or issue to a person in Australia or an issue entered in the Australian Register):

(a)
when the offer or invitation is made the aggregate consideration payable by each offeree or invitee in Australia (including any person who receives an offer or invitation or offering materials in Australia) is at least A$500,000 (or its equivalent in other currencies, in either case, disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7 of the Corporations Act;

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(b)	such action complies with all applicable laws, regulations and directives in Australia (including without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(c)	such action does not require any document to be lodged with ASIC; and

(d)	the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act; and

(2)
in all cases, the offer or invitation (and any resulting issue) is in compliance with all applicable laws, regulations or directives (including, without limitation, the laws of the jurisdiction in which the offer, invitation or issue takes place).

2.4	Appointment of Australian Agent and Australian Registrar

The Issuer agrees to appoint:

(1)	an Australian Agent under the Agency Agreement and in accordance with the Agency Agreement; and

(2)
an Australian Registrar under the Agency Agreement and to ensure that the Australian Registrar establishes and maintains during its term of appointment an Australian Register in in Sydney, New South Wales, Australia or such other place in Australia as is agreed between the Issuer and the Australian Agent.

2.5	Confirmation of the Issuer

The Issuer acknowledges, for the benefit of the Bond Trustee (for the benefit of each Holder and itself) and each Australian Holder, that it will comply with the terms of, and perform its obligations under, the terms of the Trust Deed.

3	Rights and obligations of Holders

3.1	Benefit and entitlement

(1)	This Deed is executed as a deed poll for the benefit of each person who is from time to time a Holder and the Bond Trustee (for the benefit of each Holder and itself).

(2)
Subject to clause 3.2, the other provisions of this Deed and the Trust Deed, each Holder and the Bond Trustee is entitled to enforce this Deed even though it is not a party to this Deed or is not in existence at the time this Deed is executed and delivered.

(3)
The Issuer acknowledges and agrees, for the benefit of each Holder and the Bond Trustee (for the benefit of each Holder and itself), that each Australian Covered Bond also constitutes a “Covered Bond” for the purposes of the Trust Deed, except to the extent that the Trust Deed provides otherwise.

3.2	Enforcement and proceedings

(1)	Each Holder will be taken to acknowledge that the Bond Trustee will not be obliged to enforce this Deed except as specified in the Trust Deed.

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(2)
Except as expressly provided otherwise, only the Bond Trustee may enforce the provisions of this Deed and the Trust Deed.  No Holder shall be entitled to proceed directly against the Issuer or the Guarantor LP to enforce the performance of any of the provisions of this Deed  or the Trust Deed or to directly enforce the provisions of the Trust Deed, Security Agreement or any other Transaction Document unless the Bond Trustee having become bound to take proceedings fails to do so within 30 days and such failure is continuing (in which case each such Holder shall be entitled to take any such steps and proceedings as it shall deem necessary other than the presentation of a petition for the winding up of, or for an administration order in respect of, the Issuer or the Guarantor LP).

(3)
Notwithstanding the foregoing, for so long as there are U.S. Registered Covered Bonds outstanding, in accordance with Section 316(b) of the Trust Indenture Act 1939 of the United States, the right of any holder to receive payment of principal and interest on the Covered Bonds on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of the Covered Bondholders, provided that no such right of enforcement shall exist (i) in respect of a postponement of an interest payment which has been consented to by the Covered Bondholders in accordance with the Trust Deed or (ii) to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the security granted pursuant to the Trust Deed or the relevant Security Agreements upon any property subject to such security.

3.3	Rights independent

Subject to

(1)	the Trust Deed, The Bond Trustee may enforce its rights under this Deed independently from any Holder and any other person; and

(2)	clause 3.2, the other provisions of this Deed and the Trust Deed, each Holder may enforce its rights under this Deed independently from the Bond Trustee, each other Holder and any other person.

3.4	Holders taken to have notice and be bound

The Australian Covered Bonds are issued on the condition that the Bond Trustee and each Holder (and any person claiming through or under a Holder or the Bond Trustee) is taken:

(1)
to have notice of, and be bound by, this Deed, the Conditions, the applicable Pricing Supplement, the Agency Agreement (as supplemented by the Agency Agreement), the Trust Deed (including the terms applicable to the Australian Covered Bonds) and the other Transaction Documents and any other arrangements concerning the Australian Covered Bonds as are applicable to the Holders or the Bond Trustee (as appropriate) as specified in the relevant Pricing Supplement or the Information Memorandum relating to the relevant Australian Covered Bonds; and

(2)	to have notice of the Programme Prospectus and the Information Memorandum relating to the relevant Australian Covered Bonds.

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3.5	Directions to hold documents

Each Holder is taken to have irrevocably:

(1)	instructed the Issuer that this Deed (or if otherwise determined by the Issuer, a certified copy) is to be delivered to and held by the Australian Agent; and

(2)
appointed and authorised the Australian Agent to hold this Deed (or if otherwise determined by the Issuer, a certified copy) in a city in New South Wales or Melbourne (or any other place in Australia, excluding South Australia, as the Issuer and the Australian Agent may agree) on behalf of the Holders.

3.6	Meeting Provisions

The provisions relating to a meeting of Covered Bondholders set out in Schedule 5 to the Trust Deed apply to Holders as if set out in full in this Deed, as necessarily amended for the purposes of this Deed.

3.7	Assignment

(1)	Except as expressly provided for in the Conditions, the Issuer may not assign or transfer all or any of its rights, benefits and obligations under this Deed.

(2)	Each Holder is entitled to assign all or any of its rights and benefits under this Deed in connection with the transfer of any Australian Covered Bond held by it in accordance with the Conditions.

3.8	Holder may request copy of Deed Poll

If a Holder requires a copy of this Deed in connection with any proceeding brought by that Holder before a court, authority, commission or arbitrator in relation to its rights in connection with an Australian Covered Bond, it may request a copy of this Deed from the Issuer.  If the Issuer receives such a request, it must deliver a copy of this Deed to the Holder (or ensure that the Holder is given a copy of this Deed) within 14 days after receiving the request.

3.9	Holder acknowledgements – Austraclear and Australian Registrar

Where Austraclear is recorded in the Australian Register as the Holder, each person in whose Security Record (as defined in the Austraclear Regulations) an Australian Covered Bond is recorded is taken to acknowledge in favour of the Australian Registrar and Austraclear that:

(1)
the Australian Registrar’s decision to act as the registrar of the Australian Covered Bonds does not constitute a recommendation or endorsement by the Australian Registrar or Austraclear in relation to the Australian Covered Bonds, but only indicates that the Australian Covered Bonds are considered by the Australian Registrar to be compatible with the performance by it of its obligations as Australian Registrar under the Agency Agreement; and

(2)	such person does not rely on any fact, matter or circumstance contrary to paragraph (1) above.

3.10	Substitution of Issuer

If a Subsidiary of the Issuer is substituted in place of the Issuer as the principal debtor under the Trust Deed, the Covered Bonds, the Receipts and the Coupons in accordance with the provisions referred to in clause 20.3 of the Trust Deed:

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(1)	such Subsidiary shall be deemed to have been substituted for the Issuer as Issuer under this Deed; and

(2)	the Issuer shall be released from its obligations as Issuer under this Deed and the Australian Covered Bonds.

4	Governing law

4.1	Governing law

The law of New South Wales governs this Deed.

4.2	Submission to jurisdiction

(1)
The Issuer irrevocably submits, and each Holder and the Bond Trustee is taken to have submitted, to the non-exclusive jurisdiction of the courts of New South Wales and the courts of appeal from them to settle any disputes which may arise out of or in connection with the Australian Covered Bonds and this Deed and any suit, action or proceedings arising out of or in connection with them and any non-contractual obligation arising out of or in connection with them (together referred to as “Proceedings”) may be brought in such courts.

(2)
The Issuer waives any right it has to object to an action being brought in those courts including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

(3)
Notwithstanding paragraph (2) above, the Bond Trustee and the other Secured Creditors may take any suit, action or proceedings arising out of or in connection with the Trust Deed, the Covered Bonds (including the Australian Covered Bonds), the Australian Deed Poll and any non-contractual obligation arising out of or in connection with them against the Issuer in any other court of competent jurisdiction and to the extent permitted by applicable law concurrent Proceedings in any number of jurisdictions.

4.3	Appointment of Process Agent

For as long as any Australian Covered Bonds are outstanding, the Issuer agrees that Royal Bank of Canada, acting through its Sydney branch (ABN 86 076 940 880) of Level 47, 2 Park Street, Sydney NSW 2000, Australia will accept service of process on its behalf in New South Wales, Australia in respect of any proceedings.  In the event that agent ceases to be able to act as such, the Issuer will promptly appoint another agent to accept such service of process in New South Wales, Australia and promptly notify the Holders of such appointment.

4.4	Service of documents

Without preventing or limiting any other method of service, any document in any Proceedings in connection with this Deed may be served on the Issuer by being delivered or left for the Issuer with its process agent referred to in clause 4.3.

4.5	Prohibition, void, illegality or unenforceability

(1)
Any provision of, or the application of any provision of, this Deed, or any right, power, authority, discretion or remedy conferred on any person by this Deed which is or becomes prohibited in any jurisdiction is to be construed, in that jurisdiction, ineffective only to the extent of that prohibition.

(2)
Any provision of, or the application of any provision of, this Deed which is or becomes void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

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4.6	Variation

(1)
The Issuer may vary, supplement, modify or replace any term of this Deed (or this Deed in its entirety) or the Conditions as set out in Schedule 1 to this Deed applicable to any Australian Covered Bonds by executing a supplemental deed setting out the variation, supplement, modification or replacement; and

(2)	The Issuer may vary, supplement, modify or replace any of the Conditions of any Australian Covered Bonds by the applicable Pricing Supplement in relation to those Australian Covered Bonds,

however, in each case, any such variation, supplement, modification or replacement which affects any Australian Covered Bonds already in issue or the rights or obligations of the Bond Trustee and/or any Holder in respect of any Australian Covered Bond already in issue shall (unless the applicable Conditions or the Trust Deed permit such variation, supplement, modification or replacement without such consent) require the prior consent of the Bond Trustee which may only be given in accordance with the provisions of the Trust Deed.

4.7	Waiver of immunity

The Issuer irrevocably and unconditionally waives with respect to the Australian Covered Bonds any right to claim sovereign or other immunity from jurisdiction or execution and any similar defence and irrevocably and unconditionally consents to the giving of any relief or the issue of any process, including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Proceedings.

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Executed and Delivered as a deed poll

DATED: 7 August 2013

ISSUER

SIGNED, SEALED AND DELIVERED BY:

ROYAL BANK OF CANADA

Per:	/s/ Saqib Nazir
Name: Saqib Nazir
Title: Vice-President Risk Management and Funds Transfer Pricing Analytics

Per:	/s/ Steven Walper
Name: Steven Walper
Title: Vice-President Asset Liability and Pension Management

In the presence of:

/s/ Idris Salawu
Name: Idris Salawu
Address: 155 Wellington St W Toronto, Ontario Canada

© Norton Rose Fulbright Australia

Schedule 1

Conditions

The following are the terms and conditions (the Conditions, and any reference to a Condition shall be construed accordingly) of the Australian Covered Bonds which will be applicable to each Australian Covered Bond issued under the Australian Deed Poll, unless specified otherwise in the applicable Pricing Supplement.  For the avoidance of doubt, these Conditions do not apply to any Covered Bonds which are not Australian Covered Bonds.

These Terms and Conditions apply to those Covered Bonds, known as “Australian Covered Bonds”, which are issued in registered uncertificated (or inscribed) form by Royal Bank of Canada (ARBN 076 940 880) (the “Issuer” or the “Bank”) as part of the Issuer’s Global Covered Bond Programme (the “Programme”) and are constituted by the Deed Poll expected to be made by the Issuer, and dated, on or around 7 August 2013 (the “Australian Deed Poll”). Australian Covered Bonds take the form of entries in a register (the “Australian Register”) established and maintained by BTA Institutional Services Australia Limited (ABN 48 002 916 396) (or such other registrar as is specified in the applicable Pricing Supplement or appointed in accordance with the Terms and Conditions or the Agency Agreement (defined below)) (the “Australian Registrar”) in Sydney, New South Wales, Australia or such other place in Australia as is agreed between the Issuer and the Australian Agent.

The Holders of the Australian Covered Bonds have the benefit of and are subject to:

(a)
a trust deed (such trust deed as further amended, supplemented or replaced from time to time initially entered into on 25 October 2007 (the “Programme Establishment Date”) and most recently amended and restated on 25 July 2013, between the Issuer, the Guarantor LP and Computershare Trust Company of Canada, as bond trustee (in such capacity, the “Bond Trustee” which expression shall include any successor as bond trustee) as supplemented by a supplemental trust deed expected to be dated on or around 7 August 2013 in relation to the Australian Covered Bonds (as further amended, supplemented or replaced from time to time), (together, the “Trust Deed”); and

(b)
an agency agreement initially entered into on the Programme Establishment Date and most recently amended and restated on 25 July 2013 (as further amended, supplemented, restated or replaced from time to time) between the Issuer, the Guarantor LP, the Bond Trustee, The Bank of New York Mellon, The Bank of New York Mellon, London branch, The Bank of New York Mellon (Luxembourg) S.A. and BNY Trust Company Canada as supplemented in relation to the Australian Covered Bonds by a supplemental agency agreement expected to be dated on or around 7 August 2013 in respect of the Australian Covered Bonds (the “Supplemental Agency Agreement) (as further amended, supplemented or replaced from time to time) (together, the “Agency Agreement”).  The Supplemental Agency Agreement was made between the Issuer and BTA Institutional Services Australia Limited (ABN 48 002 916 396 (the “Australian Agent”) and, pursuant to its terms, the Australian Agent has been appointed to act as registrar and issuing and paying agent in respect of Australian Covered Bonds and, for greater certainty, and it is confirmed that the other registrars, issuing agents, paying agents, transfer agents, exchange agents and calculation agents named therein do not act in any capacity in relation to the Australian Covered Bonds.

In respect of any Australian Covered Bonds, references herein to these “Terms and Conditions” are to these terms and conditions as supplemented or modified or (to the extent thereof) replaced by the applicable Pricing Supplement and any reference herein to an “Australian Condition” is a reference to the relevant Terms and Conditions of the relevant Australian Covered Bonds. Any reference to “Programme Condition” or “Condition” herein is a reference to the correspondingly numbered Programme Condition in Schedule 1 of the Trust Deed.

The Bond Trustee acts for the benefit of the holders for the time being of the Australian Covered Bonds (the “Holders” or “Holders of the Australian Covered Bonds”, which expression shall, in relation to any Australian Covered Bonds, mean the persons whose names are for the time being entered in the Australian Register as the Holders of the Australian Covered Bonds (notwithstanding that such person may be the operator of a clearing system who holds the Australian Covered Bonds on behalf of the accountholders in that system)) and for holders of each other series of Covered Bonds in accordance with the provisions of the Trust Deed.

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As used herein, "Tranche" means Australian Covered Bonds which are identical in all respects (including as to listing and admission to trading) and "Series" means a Tranche of Australian Covered Bonds together with any further Tranche or Tranches of Australian Covered Bonds which are (i) expressed to be consolidated and form a single series, and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

These Terms and Conditions include summaries of, and are subject to, the provisions of the Trust Deed as supplemented, the Australian Deed Poll, the Security Agreement and the Agency Agreement.

Copies of the Trust Deed, the Australian Deed Poll, the Security Agreement, the Master Definitions and Construction Agreement (as defined below), the Agency Agreement, the Information Memorandum, the Prospectus in respect of the Programme (the “Programme Prospectus”) and each of the other Transaction Documents (other than the Dealership Agreement, the Underwriting Agreement and any subscription agreements) are available for inspection during normal business hours at the registered office for the time being of the Australian Agent. Copies of the applicable Pricing Supplement of all Australian Covered Bonds of each Series (including in relation to unlisted Australian Covered Bonds of any Series) are obtainable during normal business hours of the specified office of the Australian Agent, by any Holder of the Australian Covered Bonds or person in whose security record the Australian Covered Bonds are credited within the Austraclear System (a “Relevant Account Holder”) subject to producing evidence satisfactory to the Issuer and the Bond Trustee or, as the case may be, the Australian Agent as to its holding of each Australian Covered Bond and identity. The Holders of the Australian Covered Bonds are deemed to have notice of, or are bound by, and are entitled to the benefit of, all the provisions of, and definitions contained in, the Trust Deed, the Australian Deed Poll, the Security Agreement, the Master Definitions and Construction Agreement, the Agency Agreement, each of the other Transaction Documents (other than any dealer agreements, underwriting agreements and any subscription agreements) and the applicable Pricing Supplement which are applicable to them and to have notice of each set of Final Terms relating to each other Series of Covered Bonds.

Except where the context otherwise requires, capitalized terms used or otherwise defined in these Terms and Conditions shall bear the meanings given to them in the applicable Pricing Supplement and/or the master definitions and construction agreement, initially entered into between the parties to the Transaction Documents on the Programme Establishment Date and, most recently amended and restated on 25 July 2013 (the “Master Definitions and Construction Agreement”), a copy of each of which may be obtained as described above.

Text included in these Terms and Conditions in italics at the end of a Term and Condition is included only for information purposes and also (where applicable) to specify where a Programme Condition is incorporated into the Terms and Conditions, but otherwise does not form part of the Terms and Conditions for the Australian Covered Bonds.  Further information in relation to the Australian Covered Bonds and the Programme may be found in the Information Memorandum dated 31 July 2013 (the “Australian Information Memorandum”) and the Programme Prospectus, which is annexed to and deemed to be incorporated in, and form part of, the Australian Information Memorandum.

For reference purposes the numbering for the Australian Conditions relates to the numbering used for the corresponding Programme Conditions in Schedule 1 of the Trust Deed, as set out at pages 59 to 94 (inclusive) of the Programme Prospectus above under “Summary of Trust Deed, Applicable Programme Conditions and Agency Agreement – Programme Conditions applicable to Australian Covered Bonds”.

1.           Form and Denomination

1.01 Australian Covered Bonds are issued in registered form by entry in the Australian Register and will not be serially numbered, unless otherwise agreed between the Issuer and the Australian Agent.  No certificate or other evidence of title will be issued by or on behalf of the Issuer to evidence title to an Australian Covered Bond unless the Issuer determines that certificates should be made available or it is required to do so pursuant to any applicable law or regulation.

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Each entry in the Australian Register constitutes a separate and individual acknowledgement to the Bond Trustee on behalf of, and to, the relevant Holder of an Australian Covered Bonds. The obligations of the Issuer in respect of each Australian Covered Bond constitute separate and independent obligations which the Holder to whom those obligations are owed and the Bond Trustee are entitled to enforce in accordance with (and subject to) these Australian Conditions, the Trust Deed  and the Australian Deed Poll without having to join any other Holder or any predecessor in title of a Holder.

Each Australian Covered Bond is a Fixed Rate Covered Bond, a Floating Rate Covered Bond or a Zero Coupon Covered Bond or any appropriate combination thereof, depending on the Interest Basis specified in the applicable Pricing Supplement.

Denomination

Denomination of Registered Covered Bonds that are Australian Covered Bonds

1.11 Australian Covered Bonds are issued in the Specified Denominations specified in the applicable Pricing Supplement.

1.12 Australian Covered Bonds are denominated in Australian dollars.

2.             Title and Transfer

2.02 Title to Australian Covered Bonds passes upon entry of the transfer in the Australian Register. The Issuer shall procure that the Australian Registrar keep a register or registers in which shall be entered the names and addresses of the Holders of Australian Covered Bonds and particulars of the Australian Covered Bonds held by them, together with such other details as are required to be shown on the Australian Register by, or for the effective operation of, these Terms and Conditions, by the Agency Agreement, by law or which the Issuer and Australian Registrar determine should be shown in the Australian Register.

2.11 No Australian Covered Bond will be registered in the name of more than four persons or in the name of an unincorporated association. Australian Covered Bonds registered in the name of more than one person are held by those persons as joint tenants.

2.12 Australian Covered Bonds will be registered by name only without reference to any trusteeship. The person registered in the Australian Register as a Holder of an Australian Covered Bond will be treated by the Issuer, the Bond Trustee, the Australian Registrar and the Australian Agent as the absolute owner of that Australian Covered Bond and none of the Issuer, the Bond Trustee, the Australian Registrar or the Australian Agent will, except as ordered by a court of competent jurisdiction or as required by law, be obliged to take notice of any other claim to an Australian Covered Bond.

2.13 Upon a person acquiring title to any Australian Covered Bond by virtue of becoming registered as the Holder of that Australian Covered Bond, all rights and entitlements arising by virtue of the Australian Deed Poll or the Trust Deed in respect of that Australian Covered Bond vest absolutely in the registered owner of the Australian Covered Bond, such that no person who has previously been registered as the owner of the Australian Covered Bond has or is entitled to assert against the Issuer, the Bond Trustee, the Australian Registrar or the Australian Agent or the registered Holder of the Australian Covered Bond for the time being and from time to time any rights, benefits or entitlements in respect of the Australian Covered Bond.

2.14 An Australian Covered Bond may, upon the terms and subject to the terms and conditions set forth in the Agency Agreement and as required by law, be transferred in whole but not in part only in accordance with this Australian Condition 2. Interests in Australian Covered Bonds entered in the Austraclear System will be transferable only in accordance with the Austraclear Regulations.

2.15 Application for the transfer of Australian Covered Bonds not entered in the Austraclear System must be made by the lodgement with the Australian Registrar of a duly completed and executed and (if applicable) stamped transfer and acceptance form in the form specified by, and obtainable from the Australian Registrar, or by any other document or in any other manner approved by the Issuer and the Australian Registrar. Each transfer and acceptance form must be accompanied by such evidence (if any) as the Australian Agent may require to prove the title of the transferor or the transferor's right to transfer the Australian Covered Bonds and must be properly executed by both the transferor and the transferee. Any such transfer will be subject to such reasonable regulations as the Issuer and the Australian Registrar may from time to time prescribe (the initial such regulations being set out in the schedule to the Agency Agreement (as supplemented)).

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2.16 The transferor of an Australian Covered Bond is deemed to remain the Holder of that Australian Covered Bond until the name of the transferee is entered in the Australian Register in respect of that Australian Covered Bond. Transfers will not be registered later than ten Business Days prior to the maturity date of the Australian Covered Bond.

2.17 Australian Covered Bonds may only be transferred if:

(a)	(a)
in the case of any offer or invitation, issue or transfer  made in, into or from Australia (including an offer, invitation or issue to a person in Australia or an issue entered in the Register in Australia):

(b)	(i)
the aggregate principal amount of the Australian Covered Bonds being transferred, and the consideration payable by the transferee at the time of transfer within Australia, is at least A$500,000 (or its equivalent in other currencies, in either case, disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7 of the Corporations Act (where “A$” means the lawful currency for the time being of Australia);

(c)	(ii)	such action complies with all applicable laws, regulations and directives in Australia (including without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	(iii)	such action does not require any document to be lodged with ASIC; and

(e)	(iv)	the transferee is not a “retail client” within the meaning of section 761G of the Corporations Act; and

(f)	(b)	in all cases, the transfer is in compliance with all applicable laws, regulations or directives (including, without limitation, the laws of the jurisdiction in which the transfer takes place).

2.18  A transfer to an unincorporated association or to more than 4 persons is not permitted.

2.19  A person becoming entitled to an Australian Covered Bond as a consequence of the death or bankruptcy of a Holder or of a vesting order or a person administering the estate of a Holder may, upon producing such evidence as to that entitlement or status as the Australian Registrar considers sufficient, transfer the Australian Covered Bond or, if so entitled, become registered as the Holder of the Australian Covered Bond.

2.20  Where the transferor executes a transfer of less than all Australian Covered Bonds registered in its name, and the specific Australian Covered Bonds to be transferred are not identified, the Australian Registrar may register the transfer in respect of such of the Australian Covered Bonds registered in the name of the transferor as the Australian Registrar thinks fit, provided the aggregate principal amount of the Australian Covered Bonds registered as having been transferred equals the aggregate principal amount of the Australian Covered Bonds expressed to be transferred in the transfer.

2.21  The registration of a transfer will be effected without charge by or on behalf of the Issuer or the Australian Registrar, but upon payment by the applicant of (or the giving by the applicant of such indemnity as the Issuer or the Australian Registrar may require in respect of) any tax, duty or other governmental charges which may be imposed in relation thereto.

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2.22  In the event of a partial redemption of Australian Covered Bonds under  Australian Condition 6.05, the Issuer shall not be required to register the transfer of any Australian Covered Bond, or part of an Australian Covered Bond called for partial redemption.

3.             Status of the Australian Covered Bonds

The Australian Covered Bonds constitute deposit liabilities of the Issuer for  purposes of the Bank Act (Canada), however will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu with all deposit liabilities of the Issuer without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Issuer, present and future (except as otherwise prescribed by law).  Australian Covered Bonds constitute registered covered bonds under Part I.1 of the National Housing Act (Canada) and the Canadian Registered Covered Bond Programs Guide.  Unless otherwise specified in the Pricing Supplement, the deposits to be evidenced by the Australian Covered Bonds will be taken by the main branch of the Issuer in Toronto but without prejudice to the provisions of Australian Condition 9.

The Issuer is registered in Australia as a “Foreign Company (Overseas)” and is a foreign “authorised deposit-taking institution” (“foreign ADI”) as that term is defined under the Banking Act 1959 of the Commonwealth of Australia (“Banking Act”) in the category of a “Branch of a Foreign Bank”.  As a foreign ADI, the Issuer is regulated by the Australian Prudential Regulation Authority (“APRA”) in accordance with the Banking Act.  However, the depositor protection provisions of Division 2 of Part II of the Banking Act do not apply to the Issuer.  The Issuer’s indebtedness in respect of the Australian Covered Bonds is affected by applicable laws which include (but are not limited to) section 11F of the Banking Act and section 86 of the Reserve Bank Act 1959 of the Commonwealth of Australia.  Section 11F of the Banking Act provides that, in the event that the Issuer (whether in or outside Australia) suspends payment or becomes unable to meet its obligations, the assets of the Issuer in Australia are to be available to meet its liabilities in Australia in priority to all other liabilities of the Issuer.  Section 86 of the Reserve Bank Act 1959 provides that, notwithstanding anything contained in any law relating to the winding-up of companies, but subject to subsection 13A(3) of the Banking Act 1959 (which does not apply to the Issuer as a foreign ADI), debts due to the Reserve Bank of Australia by an authorised deposit-taking institution (including a foreign ADI) (“ADI”) shall, in the winding-up of the Issuer, have priority over all other debts of the Issuer.

The Guarantor LP is neither a bank nor an ADI authorised to carry on banking business under the Banking Act.  The Guarantor LP is not supervised by APRA and is not registered as a foreign company or otherwise registered, authorised or qualified to carry on financial services or other business in Australia.

4.             Guarantee

Pursuant to the Trust Deed, the Australian Covered Bonds have the benefit of the Covered Bond Guarantee.

For a description of the Covered Bond Guarantee see Programme Condition 4 on pages 10 & 11 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

5.         Interest

Interest

5.01 Australian Covered Bonds may be interest-bearing or non interest-bearing. The Interest Basis is specified in the applicable Pricing Supplement. Words and expressions appearing in this Australian Condition 5 and not otherwise defined herein or in the Pricing Supplement shall have the meanings given to them in Australian Condition 5.09.

Interest on Fixed Rate Covered Bonds that are Australian Covered Bonds

5.02 Each Australian Covered Bond that is a Fixed Rate Covered Bond bears interest on its Outstanding Principal Amount from and including the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrears on the Interest Payment Date(s) in each year up to and including the Final Maturity Date if that does not fall on an Interest Payment Date.

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Unless otherwise provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on, but excluding, such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount(s) so specified.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from and including an Interest Payment Date (or the Interest Commencement Date) to but excluding the next (or first) Interest Payment Date.

Interest will be calculated on the Calculation Amount of the Australian Covered Bonds that are Fixed Rate Covered Bonds and will be paid to the Holders of the Australian Covered Bonds. If interest is required to be calculated for a period ending other than on an Interest Payment Date, or if no Fixed Coupon Amount is specified in the applicable Pricing Supplement, such interest shall be calculated in accordance with Australian Condition 5.08.

Notwithstanding anything else in this Australian Condition 5.02, if an Extended Due for Payment Date is specified in the Pricing Supplement, interest following the Due for Payment Date will continue to accrue and be payable on any unpaid amount in accordance with Australian Condition 5 at a Rate of Interest determined in accordance with Australian Condition 5.03 (in the same manner as the Rate of Interest for Floating Rate Covered Bonds).

Interest on Floating Rate Covered Bonds

Interest Payment Dates

5.03 Each Australian Covered Bond that is a Floating Rate Covered Bond bears interest on its Outstanding Principal Amount from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(a)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Pricing Supplement; or

(b)
if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Interest Period(s) in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression, shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or the Interest Period(s) specified in the applicable Pricing Supplement). Interest will be calculated on the Calculation Amount of the Floating Rate Covered Bonds and will be paid to the Holders of the Australian Covered Bonds.

Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Covered Bonds will be determined in the manner specified in the applicable Pricing Supplement.

Screen Rate Determination

Where the Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined:

(a)                the Rate of Interest for each Interest Period will, subject as provided below, be either:

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(1)	the offered quotation, or

(2)	the arithmetic mean (rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, 0.000005 being rounded upwards) of the offered quotations

(expressed as a percentage rate per annum) for the Reference Rate for deposits in the Specified Currency for that Interest Period which appears or appear, as the case may be, on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date, all as determined by the Australian Agent;

(b)
if, on any Interest Determination Date, no such Reference Rate so appears or, as the case may be, if fewer than two offered quotations so appear or if the Relevant Screen Page is unavailable or if the offered rate or rates which appear as at the Relevant Time do not apply to a period or durations equal to the Interest Period, the Australian Agent will request appropriate quotations and will determine the arithmetic mean (rounded as described above) of the rates at which deposits in the relevant currency are offered by the principal Relevant Financial Centre office of the Reference Banks at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre interbank market for a period of the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time;

(c)	if, on any Interest Determination Date, only two or three rates are so quoted, the Australian Agent will determine the arithmetic mean (rounded as described above) of the rates so quoted; or

(d)
if fewer than two rates are so quoted, the Australian Agent will determine the arithmetic mean (rounded as described above) of the rates quoted by four major banks in the Principal Financial Centre as selected by the Australian Agent, at approximately 11.00 a.m. (Financial Centre time) on the first day of the relevant Interest Period for loans in the relevant currency to leading European banks for a period for the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time, and the Rate of Interest applicable to such Australian Covered Bonds during such Interest Period will be the rate or, as the case may be, the arithmetic mean (rounded as described above) of the rates so determined plus or minus (as indicated in the Pricing Supplement) the Margin, if any, provided however that if the Australian Agent is unable to determine a rate or, as the case may be, an arithmetic mean of rates in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to such Australian Covered Bonds during such Interest Period will be the rate or, as the case may be, the arithmetic mean (rounded as described above) of the rates determined in relation to such Australian Covered Bonds in respect of the last preceding Interest Period plus or minus (as indicated in the Pricing Supplement) the Margin, if any.

Bank Bill Rate Determination

Where the Bank Bill Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, each Australian Covered Bond shall bear interest during each Interest Period at the relevant Bank Bill Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any).

ISDA Rate Determination

5.04 Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin, if any. For purposes of this Australian Condition 5.04, “ISDA Rate” for an Interest Period means a rate equal to the Fixed Rates, Fixed Amounts, Fixed Prices, Floating Rates, Floating Amounts or Floating Prices, as the case may be, or as otherwise specified in the applicable Pricing Supplement, as would have applied (regardless of any event of default or termination event or tax event thereunder) if the Issuer had entered into a schedule and confirmation in respect of the relevant Tranche or Series of Australian Covered Bonds, as applicable, with the Holder of such Australian Covered Bond under the terms of an agreement to which the ISDA Definitions applied and under which:

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•	the Fixed Rate Payer, Fixed Amount Payer, Floating Rate Payer or, as the case may be, Floating Amount Payer is the Issuer (as specified in the Pricing Supplement);

•	the Effective Date is the Interest Commencement Date;

•	the Floating Rate Option (which may refer to a Rate Option or a Price Option, specified in the ISDA Definitions) is as specified in the applicable Pricing Supplement;

•	the Designated Maturity is the period specified in the applicable Pricing Supplement;

•	the Australian Agent is the Calculation Agent;

•	the Calculation Periods are the Interest Periods;

•	the Payment Dates are the Interest Payment Dates;

•
the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case as specified in the applicable Pricing Supplement;

•	the Calculation Amount is the principal amount of such Australian Covered Bond;

•
the Day Count Fraction applicable to the calculation of any amount is that specified in the Pricing Supplement or, if none is so specified, as may be determined in accordance with the ISDA Definitions;

•	the Applicable Business Day Convention applicable to any date is that specified in the Pricing Supplement or, if none is so specified, as may be determined in accordance with the ISDA Definitions; and

•	the other terms are as specified in the Pricing Supplement;

•
for the purposes of this Australian Condition 5.04 “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

Maximum Rate of Interest or Minimum Rate of Interest

5.05 If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the Pricing Supplement, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

Accrual of Interest after the due date

5.06 Interest will cease to accrue as from the due date for redemption therefor unless upon due presentation or surrender thereof (if required), payment in full of the Final Redemption Amount is improperly withheld or refused or default is otherwise made in the payment thereof. In such event, interest shall continue to accrue on the principal amount in respect of which payment has been improperly withheld or refused or default has been made (as well after as before any demand or judgment) at the Rate of Interest then applicable or such other rate as may be specified for this purpose in the Pricing Supplement if permitted by applicable law (“Default Rate”) until the date on which, the relevant payment is made or, if earlier, the seventh day after the date on which, the Australian Agent or, as the case may be, the Australian Registrar having received the funds required to make such payment, notice is given to the Holders of the Australian Covered Bonds in accordance with Australian Condition 14 that the Australian Agent or, as the case may be, the Australian Registrar has received the required funds (except to the extent that there is failure in the subsequent payment thereof to the relevant Holder).

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Interest Amount(s), Calculation Agent and Reference Banks

5.07 If a Calculation Agent is specified in the applicable Pricing Supplement, the Calculation Agent, as soon as practicable after the Relevant Time on each Interest Determination Date  will determine the Rate of Interest and calculate the amount(s) of interest payable (the “Interest Amount(s)”) in the manner specified in Australian Condition 5.08 below, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date to be notified to the Australian Agent, the Australian Registrar, the Issuer, the Holders in accordance with Australian Condition 14 and, if the Australian Covered Bonds are listed on a stock exchange or admitted to listing by any other authority and the rules of such exchange or other relevant authority so require, such exchange or listing authority as soon as possible after their determination or calculation but in no event later than the fourth Business Day thereafter or, if earlier in the case of notification to the stock exchange or other relevant authority, the time required by the relevant stock exchange or listing authority. The Interest Amounts and the Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Australian Covered Bonds become due and payable under Programme Condition 7, the Rate of Interest and the accrued interest payable in respect of the Australian Covered Bonds shall nevertheless continue to be calculated in accordance with this Australian Condition 5.07 but no publication of the Rate of Interest or the Interest Amount so calculated need be made. The determination of each Rate of Interest, Interest Amount, the obtaining of each quote and the making of each determination or calculation by the Calculation Agent shall (in the absence of manifest or proven error) be final and binding upon the Issuer and the Holders and neither the Calculation Agent nor any Reference Bank shall have any liability to the Holders in respect of any determination, calculation, quote or rate made or provided by it.

The Issuer will procure that there shall at all times be such Reference Banks as may be required for the purpose of determining the Rate of Interest applicable to the Australian Covered Bonds and a Calculation Agent, if provision is made for one in the Terms and Conditions.

If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for any Interest Period or to calculate the Interest Amounts or any other requirements, the Bond Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having regard as it shall think fit to the foregoing provision of this Australian Condition 5.07, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Pricing Supplement), it shall deem fair and reasonable in all circumstances or, as the case may be, the Bond Trustee shall calculate (or appoint an agent to calculate) the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Calculation Agent. The Calculation Agent may not resign its duties without a successor having been appointed as described above.

Calculations and Adjustments

5.08 The amount of interest payable in respect of any Australian Covered Bond for any period shall be calculated by applying the Rate of Interest to the Calculation Amount, and, in each case, multiplying such sum by the Day Count Fraction, save that in the case of Australian Covered Bonds that are Fixed Rate Covered Bonds where the Fixed Coupon Amount is specified in the applicable Pricing Supplement, the interest rate shall be calculated in accordance with Australian Condition 5.02.

For the purposes of any calculations referred to in these Terms and Conditions (unless otherwise specified in the Pricing Supplement), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.) and (b) all Australian dollar amounts used in or resulting from such calculations will be rounded to one cent, with halves being rounded upwards.

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Definitions

5.09 In these Terms and Conditions, unless the context otherwise requires, the following defined terms shall have the meaning set out below:

(c)	“Austraclear Regulations” means the rules and regulations established by Austraclear (as amended or replaced from time to time) to govern the use of the Austraclear System.

(d)
“Austraclear System” means the system operated by Austraclear Limited ("Austraclear") for holding securities and the electronic recording and settling of transactions in those securities between members of that system.

(e)
“Bank Bill Rate” if specified in the applicable Pricing Supplement, shall mean the average mid-rate for Bills (having the meaning that term has in the Bills of Exchange Act 1909 of the Commonwealth of Australia) having a tenor closest to the Interest Period as displayed on the BBSW page (or any replacement page) of the Reuters Monitor System on the first day of that Interest Period as determined by the Calculation Agent. However, if the average mid-rate is not displayed by 10.30am on that day, or if it is displayed but the Calculation Agent determines that there is an obvious error in that rate, "Bank Bill Rate" means the rate determined by the Calculation Agent in good faith at approximately 10.30am on that day, having regard, to the extent possible, to the mid-rate of rates otherwise bid and offered for bank accepted Bills (as defined above) of that tenor at or around that time (including any displayed on the "BBSY" page of the Reuters Monitor System).

“Banking Day” means, in respect of any city, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that city.

“Business Day” means in relation to Australian Covered Bonds, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) and settle payments in the relevant currency in Sydney, Australia and, if applicable, the other Business Centre(s) specified in the applicable Pricing Supplement.

“Business Day Convention” means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following Business Day Conventions, where specified in the Pricing Supplement in relation to any date applicable to any Covered Bonds, shall have the following meanings:

(a)	“Following Business Day Convention” means that such date shall be postponed to the first following day that is a Business Day;

(b)
“Modified Following Business Day Convention” or “Modified Business Day Convention” means that such date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(c)	“Preceding Business Day Convention” means that such date shall be brought forward to the first preceding day that is a Business Day; and

(d)
“FRN Convention” or “Eurodollar Convention” means that each such date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the Pricing Supplement after the calendar month in which the preceding such date occurred, provided that:

(i)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(ii)
if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

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(iii)
if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred.

“Calculation Agent” means the Australian Agent or such other agent as may be specified in the applicable Pricing Supplement as the Calculation Agent.

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (each such period an “Accrual Period”), such day count fraction as may be specified in the Pricing Supplement and:

(a)
if “Actual/Actual” or “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Accrual Period divided by 365 (or, if any portion of the Accrual Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Accrual Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Accrual Period falling in a non-leap year divided by 365);

(b)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Accrual Period divided by 365;

(c)	if “Actual/360” is so specified, means the actual number of days in the Accrual Period divided by 360;

(d)	if “30E/360” or “Eurobond Basis” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)

360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless such number would be 31, in which case D2 will be 30;

(e)	if “30/360”, “360/360” or “Bond Basis” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

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Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)

360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(f)	if “30E/360 (ISDA)” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)

360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless (i) that day is the last day of February but not the Final Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(g)	if “Actual/Actual (ICMA)” is so specified:

(i)
if the Accrual Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Accrual Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or

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(ii)	if the Accrual Period is longer than the Determination Period, the sum of:

(x)
the number of days in such Accrual Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

(y)
the number of days in such Accrual Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year where,

“Determination Date” means such dates as specified in the applicable Pricing Supplement; and

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

(h)
if "RBA Bond Basis" "Australian Bond Basis" is so specified, means one divided by the number of Interest Payment Dates in a year (or where the Determination Period does not constitute an Accrual Period, the actual number of days in the Determination Period divided by 365 (or, if any portion of the Determination Period falls in a leap year, the sum of:

(i)	the actual number of days in that portion of the Determination Period falling in a leap year divided by 366; and

(ii)	the actual number of days in that portion of the Determination Period falling in a non-leap year divided by 365)); and

(i)     any other day count fraction specified in the Pricing Supplement;

   “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

“Euro-zone” means the region comprised of those member states of the European Union participating in the European Monetary Union from time to time.

“Interest Commencement Date” means the date of issue (the “Issue Date”) of the Australian Covered Bonds (as specified in the Pricing Supplement) or such other date as may be specified as such in the Pricing Supplement.

“Interest Determination Date” means, in respect of any Interest Period, the date specified in the Pricing Supplement, or if none is specified:

(a)	the first day of such Interest Period; or

(b)
in the case of LIBOR (other than Sterling LIBOR) or EURIBOR, the date falling two London Banking Days (or, in the case of EURIBOR or EUROLIBOR, two TARGET2 Business Days) prior to the first day of such Interest Period.

“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the Pricing Supplement and, as the same may be adjusted in accordance with the Business Day Convention, if any, specified in the Pricing Supplement or if the Business Day Convention is the FRN Convention and an interval of a number of calendar months is specified in the Pricing Supplement as being the Interest Period, each of such dates as may occur in accordance with the FRN Convention at such specified period of calendar months following the Interest Commencement Date of the Australian Covered Bonds (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case).

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“Interest Period” means each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, provided always that the first Interest Period shall commence on and include the Interest Commencement Date and the final Interest Period shall end on but exclude the Final Maturity Date.

“ISDA Definitions” means the 2006 ISDA Definitions (as amended, supplemented and updated as at the date of issue of the first Tranche of the Australian Covered Bonds of the relevant Series (as specified in the Pricing Supplement) as published by the International Swaps and Derivatives Association, Inc.) unless otherwise specified in the applicable Pricing Supplement.

“Outstanding Principal Amount” means, in respect of an Australian Covered Bond, its principal amount or otherwise as indicated in the Pricing Supplement.

“Principal Financial Centre” means such financial centre or centres as may be specified in relation to the relevant currency for the purposes of the definition of “Business Day” in the ISDA Definitions or indicated in the Pricing Supplement.

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) or amount or amounts (expressed as a price per unit of relevant currency) of interest payable in respect of the Australian Covered Bonds specified in, or calculated or determined in accordance with the provisions of, the Pricing Supplement.

“Reference Banks” means such banks as may be specified in the Pricing Supplement as the Reference Banks, or, if none are specified, “Reference Banks” has the meaning given in the ISDA Definitions, mutatis mutandis.

“Relevant Financial Centre” means such financial centre or centres as may be specified or indicated in the Pricing Supplement.

“Relevant Time” means the time as of which any rate is to be determined as specified in the Pricing Supplement (which in the case of LIBOR means London time or in the case of EURIBOR means Central European Time) or, if none is specified, at which it is customary to determine such rate.

“Reuters Screen” means, when used in connection with a designated page and any designated information, the display page so designated on the Reuters Market 3000 (or such other page as may replace that page on that service for the purpose of displaying such information).

“TARGET2 Business Day” means, a day in which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open;

Zero-Coupon Covered Bonds

5.10 If any Final Redemption Amount in respect of any Australian Covered Bonds that are Zero Coupon Covered Bond is not paid when due, interest shall accrue on the overdue amount at a rate per annum (expressed as a percentage per annum) equal to the Accrual Yield defined in, or determined in accordance with the provisions of, the Pricing Supplement or at such other rate as may be specified for this purpose in the Pricing Supplement until the date on which, upon due presentation or surrender of the relevant Covered Bond (if required), the relevant payment is made or, if earlier, the seventh day after the date on which, the Australian Agent having received the funds required to make such payment, notice is given to the Holders of the Australian Covered Bonds in accordance with Australian Condition 14 that the Australian Agent has received the required funds (except to the extent that there is failure in the subsequent payment thereof to the relevant Holder). The amount of any such interest shall be calculated in accordance with the provisions of Australian Condition 5.08 as if the Rate of Interest was the Accrual Yield, the Outstanding Principal Amount was the overdue sum and the Day Count Fraction was as specified for this purpose in the Pricing Supplement or, if not so specified, 30E/360 (as defined in Australian Condition 5.09).

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6.            Redemption and Purchase

Redemption at Maturity

6.01 Unless previously redeemed, or purchased and cancelled, each Australian Covered Bond shall be redeemed at its Final Redemption Amount specified in or determined in the manner specified in the applicable Pricing Supplement in the Specified Currency on the Final Maturity Date.

Without prejudice to Programme Condition 7, if an Extended Due for Payment Date is specified as applicable in the Pricing Supplement for a Series of Australian Covered Bonds and the Issuer has failed to pay the Final Redemption Amount on the Final Maturity Date specified in the Pricing Supplement (or after expiry of the grace period set out in Programme Condition 7.01(a)) and following the service of a Notice to Pay on the Guarantor LP by no later than the date falling one Business Day prior to the Extension Determination Date the Guarantor LP has insufficient moneys available in accordance with the Guarantee Priority of Payments to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount of the relevant Series of Australian Covered Bonds on the date falling on the earlier of (a) the date which falls two Business Days after service of such Notice to Pay on the Guarantor LP or if later the Final Maturity Date (or, in each case, after the expiry of the grace period set out in Programme Condition 7.02) under the terms of the Covered Bond Guarantee, or (b) the Extension Determination Date, then (subject as provided below) payment of the unpaid amount by the Guarantor LP under the Covered Bond Guarantee shall be deferred until the Extended Due for Payment Date, provided that in respect of any amount representing the Final Redemption Amount due and remaining unpaid on the earlier of (a) and (b) above the Guarantor LP will apply any moneys available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) to pay the Guaranteed Amounts corresponding to the Final Redemption Amount of the relevant Series of Australian Covered Bonds on any Interest Payment Date thereafter up to (and including) the relevant Extended Due for Payment Date.

The Issuer shall confirm to the Australian Agent as soon as reasonably practicable and in any event at least 4 Business Days prior to the Final Maturity Date of such Series of Australian Covered Bonds whether payment will be made in full of the Final Redemption Amount in respect of a Series of Australian Covered Bonds on that Final Maturity Date. Any failure by the Issuer to notify the Australian Agent shall not affect the validity or effectiveness of the extension of maturity.

The Guarantor LP shall notify the relevant holders of the Australian Covered Bonds (in accordance with Australian Condition 14), the Rating Agencies, the Bond Trustee, the Australian Agent and the Australian Registrar as soon as reasonably practicable and in any event at least one Business Day prior to the dates specified in (a) and (b) of the second paragraph of this Australian Condition 6.01 of any inability of the Guarantor LP to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount in respect of a Series of Australian Covered Bonds pursuant to the Covered Bond Guarantee. Any failure by the Guarantor LP to notify such parties shall not affect the validity or effectiveness of the extension nor give rise to any rights in any such party.

In the circumstances outlined above, the Guarantor LP shall on the earlier of (a) the date falling two Business Days after the service of a Notice to Pay on the Guarantor LP or if later the Final Maturity Date (or, in each case, after the expiry of the applicable grace period set out in Programme Condition 7.02) and (b) the Extension Determination Date, under the Covered Bond Guarantee, apply the moneys (if any) available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) pro rata in part payment of an amount equal to the Final Redemption Amount of each Australian Covered Bond of the relevant Series of Australian Covered Bonds and shall pay Guaranteed Amounts constituting the Scheduled Interest in respect of each such Australian Covered Bond on such date. The obligation of the Guarantor LP to pay any amounts in respect of the balance of the Final Redemption Amount not so paid shall be deferred as described above. Such failure to pay by the Guarantor LP shall not constitute a Guarantor LP Event of Default.

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Any discharge of the obligations of the Issuer as the result of the payment of Excess Proceeds to the Bond Trustee shall be disregarded for the purposes of determining the amounts to be paid by the Guarantor LP under the Covered Bond Guarantee in connection with this Australian Condition 6.01.

For the purposes of these Terms and Conditions:

“Extended Due for Payment Date” means, in relation to any Series of Australian Covered Bonds, the date, if any, specified as such in the applicable Pricing Supplement to which the payment of all or (as applicable) part of the Final Redemption Amount payable on the Final Maturity Date will be deferred in the event that the Final Redemption Amount is not paid in full on the Extension Determination Date; and

“Extension Determination Date” means, in respect of a Series of Australian Covered Bonds, the date falling two Business Days after the expiry of seven days from (and including) the Final Maturity Date of such Australian Covered Bonds.

“Guarantee Priority of Payments” means the priority of payments relating to moneys received by the Cash Manager for and on behalf of the Guarantor LP and moneys standing to the credit of the Guarantor LP Accounts, to be paid on each Guarantor LP Payment Date in accordance with the Guarantor LP Agreement.

“Rating Agency” means any one of Standard & Poor’s Credit Market Services Europe Ltd., Moody’s Investors Service Inc., Fitch, Inc. and DBRS Limited, to the extent that at the relevant time they provide ratings in respect of the then outstanding Australian Covered Bonds, or their successors and “Rating Agencies” means more than one Rating Agency.

Early Redemption for Taxation Reasons

6.02 If, in relation to any Series of Australian Covered Bonds (i) as a result of any change in the laws or regulations of Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax or, in the case of Australian Covered Bonds issued by a branch of the Issuer outside Canada, of the country in which such branch is located or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Issue Date of such Covered Bonds or any other date specified in the Pricing Supplement, the Issuer would be required to pay additional amounts as provided in Australian Condition 8, (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (iii) such circumstances are evidenced by the delivery by the Issuer to the  Australian Agent and Bond Trustee of (x) a certificate signed by two senior officers of the Issuer stating that the said circumstances prevail and describing the facts leading thereto, and (y) an opinion of independent legal advisers of recognised standing to the effect that the circumstances set forth in (i) above, prevail, the Issuer may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of Floating Rate Covered Bonds, on an Interest Payment Date) to the Holders of the Australian Covered Bonds in accordance with Australian Condition 14 (which notice shall be irrevocable), redeem all (but not some only) of the outstanding Australian Covered Bonds at their Outstanding Principal Amount or, in the case of Zero Coupon Covered Bonds, their Amortized Face Amount (as defined in Australian Condition 6.10) or such Early Redemption Amount as may be specified in, or determined in accordance with the provisions of, the Pricing Supplement, together with accrued interest (if any) thereon, provided, however, that no such notice of redemption may be given earlier than 90 days (or, in the case of Floating Rate Covered Bonds a number of days which is equal to the aggregate of the number of days falling within the then current Interest Period plus 60 days) prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Australian Covered Bonds then due.

The Issuer may not exercise such option in respect of any Australian Covered Bond which is the subject of the prior exercise by the Holder thereof of its option to require the redemption of such Australian Covered Bond under Australian Condition 6.06.

Call Option

This Condition 6.03 applies to Australian Covered Bonds which are subject to redemption prior to the Maturity Date at the option of the Issuer (other than for taxation reasons), such option being referred to as an “Issuer Call”.  The applicable Pricing Supplement contains provisions applicable to any Issuer Call and must be read in conjunction with this Condition 6.03 for full information on any Issuer Call. In particular, the applicable Pricing Supplement will identify the Optional Redemption Date(s), the Optional Redemption Amount, any minimum or maximum amount of Covered Bonds which can be redeemed and the applicable notice periods.

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6.03 If a Call Option is specified in the applicable Pricing Supplement as being applicable, then the Issuer may, having given the appropriate notice to the Holders in accordance with Australian Condition 14, which Notice shall be irrevocable, and shall specify the date fixed for redemption and subject to such conditions as may be specified in the Pricing Supplement, redeem all or some only of the Australian Covered Bonds of this Series outstanding on any Optional Redemption Date at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together with accrued interest (if any) thereon on the date specified in such notice.

The Issuer may not exercise such option in respect of any Australian Covered Bond which is the subject of the prior exercise by the Holder thereof of its option to require the redemption of such Australian Covered Bond under Australian Condition 6.06.

6.04 The appropriate notice referred to in Australian Condition 6.03 is a notice given by the Issuer to the Holders of the Australian Covered Bonds of the relevant Series in accordance with Australian Condition 14, which notice shall be irrevocable and shall specify:

•	the Series of Australian Covered Bonds subject to redemption;

•	whether such Series is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of the Australian Covered Bonds of the relevant Series which are to be redeemed;

•
the due date for such redemption, which shall be not less than thirty days nor more than 60 days after the date on which such notice is given and which shall be such date or the next of such dates (“Call Option Date(s)”) or a day falling within such period (“Call Option Period”), as may be specified in the Pricing Supplement and which is, in the case of Australian Covered Bonds which bear interest at a floating rate, a date upon which interest is payable; and

•	the Optional Redemption Amount at which such Australian Covered Bonds are to be redeemed.

Partial Redemption

6.05 If the Australian Covered Bonds are to be redeemed in part only on any date in accordance with Australian Condition 6.03:

•	such redemption must be for an amount not less than the Minimum Redemption Amount or not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement;

•
the Australian Covered Bonds shall be redeemed (so far as may be practicable) pro rata to their principal amounts, provided always that the amount redeemed in respect of each Australian Covered Bond shall be equal to a Specified Denomination, subject always to compliance with all applicable laws and the requirements of any stock exchange on which the relevant Australian Covered Bonds may be listed.

Put Option

6.06 If a Put Option is specified in the Pricing Supplement as being applicable, upon the Holder of any Australian Covered Bond of this Series giving the required notice to the Issuer specified in the applicable Pricing Supplement (which notice shall be irrevocable), the Issuer will, upon expiry of such notice, redeem such Australian Covered Bond subject to and in accordance with the terms specified in the applicable Pricing Supplement in whole (but not in part only) on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in accordance with the provisions of, the applicable Pricing Supplement, together with accrued interest (if any) thereon provided that any such Put Option shall expire no later than upon an Issuer Event of Default. In order to exercise such option, the Holder must, not less than 45 days before the Optional Redemption Date deliver to the Australian Registrar a duly completed early redemption notice (“Put Notice”) in the form which is available from the specified office of any of the Australian Agent or, as the case may be, the Australian Registrar specifying the aggregate principal amount in respect of which such option is exercised (which must be a Specified Denomination specified in the Pricing Supplement).

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In the case of the redemption of part only of an Australian Covered Bond, the Australian Registrar shall enter a new Australian Covered Bond in respect of the unredeemed balance into the Australian Register.

The Holder of an Australian Covered Bond may not exercise such Put Option in respect of any Australian Covered Bond which is the subject of an exercise by the Issuer of its option to redeem such Covered Bond under either Australian Condition 6.02 or 6.03.

Purchase of Covered Bonds

6.07 The Issuer or any of its subsidiaries may at any time purchase Australian Covered Bonds in the open market or otherwise and at any price. If purchases are made by tender, tenders must be available to all Holders of the relevant Australian Covered Bonds alike.

Cancellation of Redeemed and Purchased Covered Bonds

6.08 All unmatured Australian Covered Bonds redeemed in accordance with this Australian Condition 6 will be cancelled forthwith and may not be reissued or resold.  All unmatured Australian Covered Bonds purchased in accordance with Australian Condition 6.07 may be cancelled or may be reissued or resold.

Further Provisions applicable to Final Redemption Amount

6.09 The provisions of Australian Condition 5.07 and the last paragraph of Australian Condition 5.08 shall apply to any determination or calculation of the Redemption Amount required by the Pricing Supplement to be made by the Calculation Agent (as defined in Australian Condition 5.09).

References herein to “Redemption Amount” shall mean, as appropriate, the Final Redemption Amount, the Optional Redemption Amount, the Early Redemption Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with, the provisions of the applicable Pricing Supplement.

6.10 The Redemption Amount payable in respect of any Australian Covered Bond that is a Zero Coupon Covered Bond shall be the Amortized Face Amount of such Australian Covered Bond. The “Amortized Face Amount” shall be an amount equal to the sum of:

(a)	the Reference Price specified in the Pricing Supplement; and

(b)
the product of the Accrual Yield (compounded annually or otherwise as specified in the Pricing Supplement) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Australian Covered Bond becomes due and repayable.

Where such calculation is to be made for a period which is not a full year, the calculation in respect of the period of less than a full year shall be made on the basis of the Day Count Fraction (as defined in Australian Condition 5.09) specified in the applicable Pricing Supplement.

6.11 If any Redemption Amount (other than the Final Redemption Amount) of any Australian Covered Bond that is a Zero Coupon Covered Bond is improperly withheld or refused or default is otherwise made in the payment thereof, the Amortized Face Amount shall be calculated as provided in Australian Condition 6.11 but as if references in subparagraph (b) to the date fixed for redemption or the date upon which such Zero Coupon Covered Bond becomes due and repayable were replaced by references to the date (the “Reference Date”) which is the earlier of:

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(a)	the date on which, upon due presentation or surrender of the relevant Australian Covered Bond (if required), all amounts due have been paid; and

(b)
the seventh day after the date on which, the Australian Agent or, as the case may be, the Australian Registrar having received the funds required to make such payment, notice is given to the Holders of the Australian Covered Bonds in accordance with Australian Condition 14 of that circumstance (except to the extent that there is a failure in the subsequent payment thereof to the relevant Holder). The calculation of the Amortized Face Amount in accordance with this sub-paragraph will continue to be made, after as well as before judgment, unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the scheduled Final Redemption Amount of the Australian Covered Bond on the Maturity Date together with interest which may accrue in accordance with Australian Condition 5.10.

Other Redemption and Purchase Provisions

6.14 Notwithstanding the foregoing:

(a)
the relevant provisions relating to the redemption and purchase of Australian Covered Bonds the terms of which permit the Issuer to pay and/or discharge its obligations with respect to such Australian Covered Bonds by the payment or delivery of securities and/or other property or any combination of cash, securities and/or other property shall be set forth in the applicable Pricing Supplement; and

(b)	any additional redemption events which shall enable the Issuer to redeem the Australian Covered Bonds of any Series shall be set forth in the applicable Pricing Supplement.

Redemption due to Illegality

6.15 Pursuant to the Trust Deed, the Australian Covered Bonds are also redeemable at the option of the Issuer in certain circumstances where the Transaction Documents may not be lawfully performed. The Issuer is entitled to effect such redemption under these Terms and Conditions.

For a description of these circumstances see Programme Condition 6.15 on page 11 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

7.             Events of Default

Issuer Events of Default

7.01 Pursuant to the Trust Deed, the Bond Trustee may, or the Holders of all Covered Bonds of all Series, may require the Bond Trustee to take, certain actions provided for in the Trust Deed upon the occurrence of certain Issuer Events of Default specified in the Trust Deed.

For a description of the Issuer Events of Default in respect of the Australian Covered Bonds and the action that may be taken under the Trust Deed or other Transaction Documents see Programme Condition 7.01 on pages 11 to 12 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

Guarantor LP Events of Default

7.02 Pursuant to the Trust Deed, the Bond Trustee may, or the Holders of all Covered Bonds of all Series, may require the Bond Trustee to take, certain actions provided for in the Trust Deed upon the occurrence of certain Guarantor LP Events of Default specified in the Trust Deed.

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For a description of the Guarantor LP Events of Default in respect of the Australian Covered Bonds and the action that may be taken under the Trust Deed or other Transaction Documents see Programme Condition 7.02 on pages 13 to 14 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

Enforcement

7.03 Pursuant to the Trust Deed, the Bond Trustee may take certain proceedings against the Issuer and/or the Guarantor LP and other persons to enforce the provisions of the Trust Deed, the Covered Bonds (including the Australian Covered Bonds) and other Transaction Documents.

For a description of the action that may be taken under the Trust Deed, the Covered Bonds (including the Australian Covered Bonds) and other Transaction Documents, see Programme Condition 7.03 on pages 14 & 15 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

8.             Taxation

8.01 All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Australian Covered Bonds will be paid free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, any province or territory or political subdivision thereof or any authority or agency therein or thereof having power to tax or, in the case of Australian Covered Bonds issued by a branch of the Issuer located outside Canada, the country in which such branch is located or any political subdivision thereof or any authority or agency therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or the interpretation or administration. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Holder after such withholding or deduction shall equal the respective amounts of principal and interest which would have been received in respect of the Australian Covered Bonds in the absence of such withholding or deduction; except that no additional amounts shall be payable with respect to any payment in respect of any Australian Covered Bond:

(a)
to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments, or governmental charges in respect of such Australian Covered Bond by reason of his having some connection with Canada or the country in which such branch is located otherwise than the mere holding of (but not the enforcement of) such Australian Covered Bond; or

(b)
to, or to a third party on behalf of, a Holder in respect of whom such tax, duty, assessment, or governmental charge is required to be withheld or deducted by reason of the Holder of a right to receive any payments in respect of a Covered Bond or any owner of a beneficial interest in a Covered Bond, Receipt or Coupon being a person with whom the Issuer is not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)); or

(c)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives

(d)
to, or to a third party on behalf of, a holder who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Bank; or

(e)
presented for payment by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Australian Covered Bond to another Paying Agent in a member state of the European Union; or

(f)
presented for payment more than 30 days after the Relevant Date except to the extent that the Holder thereof would have been entitled to such additional amount on presenting the same for payment on the thirtieth such day; or

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(g)
to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments, or other governmental charges by reason of such Holder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Canada or the country in which such branch is located of such Holder, if (i) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (ii) the Issuer has given Holders at least 30 days’ notice that Holders will be required to provide such certification, identification, documentation or other requirement; or

(h)
for or on account of any withholding or deduction imposed under Sections 1471 through 1474 (or any successor provisions) of the U.S. Internal Revenue Code of 1986, as amended, any U.S. Treasury Regulations or other guidance issued or agreements entered into thereunder, any official interpretations thereof or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time (the “FATCA Withholding Tax Rules”).

8.02 For the purposes of these Terms and Conditions, the “Relevant Date” means, in respect of any Australian Covered Bond, the date on which payment thereof first become due and payable, or, if the full amount of the moneys payable has not been received by the Australian Agent, or as the case may be, the Australian Registrar on or prior to such due date, the date on which, the full amount of such moneys shall have been so received and notice to that effect shall have been duly given to the Holders in accordance with Australian Condition 14.

8.03 If the Issuer becomes subject generally at any time to any taxing jurisdiction other than or in addition to Canada or the country in which the relevant Branch of Account is located, references in Australian Condition 6.02 and Australian Condition 8.01 to Canada or the country in which the relevant branch is located shall be read and construed as references to Canada or the country in which such branch is located and/or to such other jurisdiction(s).

8.04 Any reference in these Terms and Conditions to any payment due in respect of the Australian Covered Bonds shall be deemed to include any additional amounts which may be payable under this Australian Condition 8. Unless the context otherwise requires, any reference in these Terms and Conditions to “principal” shall include any premium payable in respect of an Australian Covered Bond, any Final Redemption Amount, any Excess Proceeds which may be payable by the Bond Trustee under or in respect of the Australian Covered Bonds and any other amounts in the nature of principal payable pursuant to these Terms and Conditions and “interest” shall include all amounts payable pursuant to Australian Condition 5 and any other amounts in the nature of interest payable pursuant to these Terms and Conditions.

8.05 Should any payments made by the Guarantor LP under the Covered Bond Guarantee be made subject to any withholding or deduction for or on account of taxes or duties of whatever nature imposed or levied by or on account of Canada, any province or territory, political sub-division thereof or by any authority or agency therein or thereof having power to tax, the Guarantor LP will not be obliged to pay any additional amounts as a consequence.

9.         Payments

9.13 No commissions or expenses shall be charged to the Holders of Australian Covered Bonds in respect of payments on the Australian Covered Bonds.

Payments – Australian Covered Bonds

9.14 Any Payments of principal and interest in respect of Australian Covered Bonds will be made in Sydney in Australian dollars to, or to the order of, the persons who, on the relevant Record Date (as defined below), are registered as the Holders of such Australian Covered Bonds or (if so required by the Bond Trustee by notice in writing following the occurrence of an Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default or Potential Guarantor Event of Default or following receipt by the Bond Trustee of any money which it proposes to pay under Article 11 of the Trust Deed) to the Bond Trustee. Payments to Holders in respect of the Australian Covered Bonds will be made:

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(a)
if the Australian Covered Bond is held by Austraclear and entered in the Austraclear System, by crediting on the relevant Interest Payment Date, the Maturity Date or other date on which payment is due the amount then due to the account or accounts (which must be in Australia unless otherwise agreed by the Issuer) to which payments should be made in accordance with the Austraclear Regulations or as otherwise agreed with Austraclear; and

(b)
if the Australian Covered Bond is not held by Austraclear and entered in the Austraclear System, by crediting on the Interest Payment Date, the Maturity Date or other date on which payment is due, the amount then due to an account (which must be in Australia) previously notified by the Holders of the Australian Covered Bond to the Issuer and the Australian Agent.

If (after the application of any applicable business day convention) any day for payment in respect of any Australian Covered Bond is not a Business Day in the city in which the account is located, such payment shall not be made until the next following day which is a Business Day, and no further interest shall be paid in respect of the delay in such payment. No commissions or expenses shall be charged to the Holders of Australian Covered Bonds in respect of such delay.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto but without prejudice to the provisions of Programme Condition 7. If at any time payment in Australia is prohibited by law, the Issuer will nominate another place outside Australia where payment is to be made.

For the avoidance of doubt, if any withholding is required under the FATCA Withholding Tax Rules, the Issuer will not be required to pay any additional amount under Condition 8 on account of such withholding.

In this Australian Condition 9.14, “Record Date” means, in the case of payments of principal or interest, close of business in Sydney, Australia on the date which is the the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.

Payment of any amount to the Bond Trustee shall discharge the obligation of the Issuer to pay the corresponding amount to the Holder. The Issuer’s obligation may also be discharged as provided in the Trust Deed.

10.         Prescription

10.01 Subject to applicable law, the Issuer’s obligation to pay an amount of principal and interest in respect of Australian Covered Bonds will cease if the Australian Covered Bonds are not presented within two years after the Relevant Date (as defined in Australian Condition 8.02) for payment thereof, or such other length of time as is specified in the applicable Pricing Supplement.

11.         The Paying Agents, the Registrar, Transfer Agents, the Calculation Agent and the Exchange Agent

11.01 The Australian Agent and the Australian Registrar and their respective initial specified offices are specified below:

BTA Institutional Services Australia Limited

Level 2
35 Clarence Street
Sydney NSW 2000, Australia

The Calculation Agent in respect of any Australian Covered Bonds and any additional or other Paying Agent shall be specified in the applicable Pricing Supplement.  The Issuer reserves the right, without approval of the Bond Trustee, at any time to vary or terminate the appointment of any Agent (including the Australian Agent), the Australian Registrar or the Calculation Agent and to appoint additional or other Australian Agents, Australian Registrars, or Calculation Agents provided that it will at all times maintain (i) an Australian Agent, (ii) an Australian Registrar, each with a specified office in Sydney, Australia and/or in such other place as may be required by the rules a relevant authority, (iii) a Calculation Agent where required by the Terms and Conditions applicable to any Australian Covered Bonds. The Australian Agent, the Australian Registrar and the Calculation Agent reserve the right at any time to change their respective specified offices to some other specified office in the same metropolitan area. Notice of all changes in the identities or specified offices of the Australian Agent, the Australian Registrar or the Calculation Agent will be given promptly by the Issuer to the Holders in accordance with Australian Condition 14.

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11.02 The Australian Agent, the Australian Registrar and the Calculation Agent act solely as agents of the Issuer and, in certain circumstances of the Bond Trustee, and save as provided in the Agency Agreement or any other agreement entered into with respect to its appointment, do not assume any obligations towards or relationship of agency or trust for any Holder of any Australian Covered Bond and each of them shall only be responsible for the performance of the duties and obligations expressly imposed upon it in the Agency Agreement or other agreement entered into with respect to its appointment or incidental thereto.

12.         Replacement of Covered Bonds

If any Australian Covered Bond issued as a certificate pursuant to Australian Condition 1.01  is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Australian Agent or of the Australian Registrar (the “Replacement Agent”), subject to all applicable laws and the requirements of any stock exchange on which the Australian Covered Bonds are listed, upon payment by the claimant of all expenses incurred in connection with such replacement and upon such terms as to evidence, security, indemnity and otherwise as the Issuer and the Replacement Agent may require. Mutilated or defaced Australian Covered Bonds issued as a certificate pursuant to Australian Condition 1.01 must be surrendered before replacements will be delivered therefor.

13.         Meetings of Holders of the Covered Bonds, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the Holders of the Covered Bonds (including the Holders of the Australian Covered Bonds) to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed.

For a description of the provisions relating to meetings of the Holders of the Covered Bonds, (including the Holders of the Australian Covered Bonds), see Programme Condition 13 on pages 15 to 17 of the Australian Information Memorandum, which applies to the Australian Covered Bonds, provided that the references therein to “Condition 8” will be deemed to include Australian Condition 8.

14.         Notices

14.03 Notices to be given by any Holder of Australian Covered Bonds shall be in writing and given by lodging the same with the Australian Agent.

14.05 Notices to any Holders of Australian Covered Bonds shall be published in a leading daily newspaper of general circulation in Australia. It is expected that such notices will normally be published in The Australian Financial Review. Any such notice will be deemed to have been validly given to such holders of Australian Covered Bonds on the date of such publication.

14.06 Notices to Holders of Australian Covered Bonds will also be deemed to be validly given if sent by first class mail (or equivalent) or, if posted to an overseas address, by air mail to them (or, in the case of joint Holders of Australian Covered Bonds, to the first named in the Australian Register) at their respective addresses as recorded in the Australian Register, and will be deemed to have been given on the fourth day after the date of such mailing.

14.07 Notwithstanding the foregoing provisions of this Australian Condition 14, if the Australian Covered Bond is held by Austraclear and entered in the Austraclear System, notices to Holders of Covered Bonds may, or a copy of any notice published or given in accordance with foregoing provisions of this Australian Condition 14 must, be physically delivered to Austraclear for communication by Austraclear to the persons shown in their records as having interests in the Australian Covered Bond.

The Pricing Supplement relating to the Australian Covered Bonds will provide that Programme Condition 14 will not apply to the Australian Covered Bonds and that all references to Condition 14 in the Programme Conditions shall be deemed to be references to this Australian Condition 14.

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15.         Further Issues

Under Programme Condition 15, the Issuer may from time to time, without the consent of the Holders of any Covered Bonds or Coupons, create and issue further Covered Bonds.

For a description of the provisions relating to further issues of Covered Bonds, see Programme Condition 15 on page 17 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

16.         Currency Indemnity

Under Programme Condition 16, the Issuer gives a currency indemnity in favour of Holders of the Covered Bonds (including the Holders of the Australian Covered Bonds).

For a description of the provisions relating to the currency indemnity, see Programme Condition 16 on page 17 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

17.         Waiver and Remedies

No failure to exercise, and no delay in exercising, on the part of the Holder of any Australian Covered Bond, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. Rights hereunder shall be in addition to all other rights provided by law.  No notice or demand given in any case shall constitute a waiver of rights to take other action in the same, similar or other instances without such notice or demand.

18.         Branch of Account

Programme Condition 18 contains certain provisions in respect of the Issuer’s Branch of Account.

For a description of the provisions relating to the Issuer’s Branch of Account, see Programme Condition 18 on pages 17 & 18 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

19.         Substitution

Programme Condition 19 contains certain provisions that permit the Issuer to substitute a Subsidiary of the Issuer in place of the Issuer as principal debtor under the Australian Covered Bonds and the Trust Deed.

For a description of the provisions relating to the Issuer’s Branch of Account, see Programme Condition 19 on page 18 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

20.         Rating Agency Confirmation

Programme Condition 20 contains provisions relating to Rating Agency Confirmations or other responses by a Rating Agency.

For a description of the provisions relating to Rating Agency Confirmations or other responses by a Rating Agency, see Programme Condition 20 on page 18 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

21.         Indemnification of Bond Trustee and Bond Trustee contracting with the Issuer and/or the Guarantor LP

Programme Condition 21 contains provisions relating to the Bond Trustee exercising its powers, trusts, authorities or discretions, the indemnification of the Bond Trustee and the Bond Trustee contracting with the Issuer and/or the Guarantor LP.

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For a description of these provisions relating to the Bond Trustee, see Programme Condition 21 on pages 18 & 19 of the Australian Information Memorandum, which applies to the Australian Covered Bonds.

22.           Law and Jurisdiction

The Trust Deed, the Agency Agreement, the Covered Bonds (other than the Australian Covered Bonds and N Covered Bonds) and each of the other Transaction Documents are governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein, unless otherwise indicated in the Programme Prospectus.

The Australian Covered Bonds, the Australian Deed Poll and these Terms and Conditions are governed by, and shall be construed in accordance with, the law in force in New South Wales, Australia.

In the case of Australian Covered Bonds, the Issuer has irrevocably agreed for the benefit of Holders that the courts of New South Wales, Australia shall have non-exclusive jurisdiction for any suits, actions or other legal proceedings arising out of or in connection with the Australian Covered Bonds, the Australian Deed Poll, these Terms and Conditions and any non-contractual obligation arising out of or in connection with them (together referred to as “Australian Proceedings”) and that, accordingly, any Australian Proceedings may be brought in such courts.

The Issuer waives any right it has to object to an action being brought in those courts including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

Notwithstanding the above paragraph, the Bond Trustee and the other Secured Creditors may take any suit, action or proceedings arising out of or in connection with the Trust Deed, the Agency Agreement, the Covered Bonds (including the Australian Covered Bonds and N Covered Bonds), each of the other Transaction Documents, the Australian Deed Poll and any non-contractual obligation arising out of or in connection with them against the Issuer in any other court of competent jurisdiction and, to the extent permitted by applicable law, concurrent proceedings in any number of jurisdictions.

For as long as any Australian Covered Bonds are outstanding, the Issuer agrees that Royal Bank of Canada, acting through its Sydney branch (ABN 86 076 940 880) of Level 47, 2 Park Street, Sydney NSW 2000, Australia will accept service of process on its behalf in New South Wales, Australia in respect of any Australian Proceedings.  In the event that Royal Bank of Canada, acting through its Sydney branch ceases to be able to act as such, the Issuer will promptly appoint another person to accept such service of process in respect of any Australian Proceedings in New South Wales, Australia and promptly notify the Holders of such appointment.

Without preventing or limiting any other method of service, any document in any Australian Proceedings may be served on the Issuer by being delivered or left for the Issuer with the person appointed to accept service of process on its behalf in New South Wales, Australia in respect of any Australian Proceedings referred to in the above paragraph.

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